SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

QUEST GROUP INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUEST GROUP INTERNATIONAL, INC.

967 West Center Street

Orem, Utah 84057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 26 , 2007

NOTICE is hereby given that the Annual Meeting of Stockholders of Quest Group International, Inc. (the “Company”) will be held at the law offices of Blackburn & Stoll, LC, located at 257 East 200 South, Suite 800, Salt Lake City, Utah 84111, at 1:00 p.m. (local time) on March 26, 2007, for the following purposes:

1.	To elect one member of the Board of Directors;

2.      To consider and vote upon a proposal to approve an amendment to the Company’s Articles of Incorporation to increase the total authorized shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares, $.001 par value; and

3.      To transact such other business as may properly come before such meeting or any adjournments thereof.

The record date for the meeting is the close of business on March 1, 2007 and only the holders of voting securities of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

By order of the Board of Directors

/s/ Mathew Evans
Secretary

March 9, 2007

Please Return Your Signed Proxy

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

PROXY STATEMENT

___________________

QUEST GROUP INTERNATIONAL, INC.

967 West Center Street

Orem, Utah 84057

____________________

ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 26, 2007

_________________

INTRODUCTION

This Proxy Statement is being furnished to holders of Quest Group International, Inc. (the “Company”) common stock (the “Common Stock” or the “Shares”), par value $0.001 per share, in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the law offices of Blackburn & Stoll, LC, located at 257 East 200 South, Suite 800, Salt Lake City, Utah 84111, at 1:00 p.m. (local time) on March 26, 2007, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about March 9, 2007.

VOTING AT THE ANNUAL MEETING

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 1, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding approximately 10,259,000 shares of Common Stock held by approximately fifty holders of record. On the Record Date there were no Shares of the Company’s stock held as treasury stock by the Company and there were not outstanding shares of preferred stock. Holders of record of the Company’s Shares on the Record Date are entitled to cast one vote per Share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Annual Meeting.

The Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such Shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Quest Group International, Inc., 967 West Center Street, Orem, Utah 84057, Attention: Mr. Mathew Evans, Secretary.

At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of one director by the holders of Common Stock and the proposed amendment to the Company’s Articles of Incorporation. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Common Stock is required to elect the director and the affirmative vote of a majority of the holders of Common Stock is required to amend the Company’s Articles of Incorporation. The Board recommends that holders of the Shares vote FOR the approval of election of director and FOR the proposed amendment to the Company’s Articles of Incorporation.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.	Election of Director

Board of Directors

The directors of the Company are elected annually at each annual meeting of stockholders. The term of Mathew Evans, the Company’s only current director, expires at the 2007 annual meeting of stockholders. The number of directors currently comprising the Board is one. At this meeting Mathew Evans has been nominated by the Board to serve as the Company’s sole director.

Unless otherwise specified, proxy votes will be cast for the election of the Mathew Evans as a director. If Mr. Evans should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as a director are subject to the notice requirements described under the caption “Other Matters” appearing later in this proxy statement. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Shares is required to elect a director. The following pages contain information concerning the nominee.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEE NAMED HEREIN.

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                Set forth below is certain information concerning our directors and executive officers as of February 26, 2007.

Name	Age	Position	With the Company Since
Mathew Evans	35	President, Secretary & Treasurer	2006

_______________

Mathew W. Evans. Mr. Evans was appointed to be an officer of the Company in October, 2006 and he became the sole director of the Company in November, 2006. Mr. Evans works for the Company on a part time basis and, since January 2007, also works part time as a real estate development consultant. Mr. Evans was previously employed as the City Planning Director with the city of Mapleton, Utah (July 2002 – November 2006), and as a City Planner of Provo, Utah (May 1997 - July 2002) and a City Planner of Riverton, Utah (August 1995-Mayl 1997). He received a Bachelor of Science Degree in Geography from Utah State University in Logan, Utah, with emphasis in Rural Planning and Urban Geography, and also received a certificate in Urban and Regional Planning from the University of Utah. Mr. Evans holds no other directorships in reporting companies.

Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen to become directors or executive officers.

Involvement in Certain Legal Proceedings

The executive officers and directors of the Company have not been involved in any material legal proceedings which occurred within the last five years of any type as described in Regulation S-B.

Attendance at Annual Meetings

Our policy is to encourage, but not require, members of the Board to attend annual stockholder meetings. We did not have an annual stockholder meeting during the prior year.

Board Committees and Meetings

Our Board does not have a standing, audit, nominating or compensation committees. Given our size, it is not practicable to staff these committees. The Board, which includes each member of the Board who is then serving, participates in the consideration of director nominees. The Board is in the process of formulating a policy with regard to the consideration of director candidates recommended by security holders and the minimum qualifications of such candidates. It anticipates having such a policy in place before our next annual stockholders meeting. The sole member of the Board is also an officer of the Company and is not considered “independent” as defined by Rule 4200(a) of the NASD’s Marketplace Rules.

The Board met on twelve occasions during the fiscal year ended September 30, 2006. It also acted by written consents of the Board during this period. No incumbent director attended fewer than 75 percent of the Board meetings held during 2006. The Company’s policy is to encourage, but not require, Board members to attend annual stockholder meetings. Two of our Board members attended the 2004 annual stockholders meeting.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.

Security Holder Communications

Stockholders who would like to send communications to the Board may do so by submitting such communications to them at contactus@questgrp.net. The Board’s current policy is to disseminate emails received at this email address to all members of the Board. In the event that the number of emails (including spam) received at such email address becomes unmanageable, then the Board of Directors may change its policy and/or procedure with respect to security holder communication. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission.

Certain Relationships And Related Transactions

In October 2001 and February 2002, the Company entered into a Revolving Loan and Security Agreements (the “McKinley Revolving Loans”) with McKinley Enterprises Inc. Profit Sharing Plan and Trust (“McKinley”). Under the terms of the agreements, McKinley agreed to make periodic loans to the Company in an aggregate principal amount at any one time outstanding not to exceed $103,000. The loan and accrued interest were repaid in full on July 8, 2006.

In September 2001, the Company entered into a Revolving Loan and Security Agreement (the “Bateman Revolving Loan”) with Bateman Dynasty, LC, a Utah limited liability company (“Bateman”) and a stockholder of the Company. Under the terms of the agreement, Bateman lent the Company approximately $50,000. This amount was subsequently repaid with interest at the rate of ten percent per annum. As additional consideration to lend the funds, Bateman (i) is entitled to quarterly payments equal to two percent of net sales in perpetuity during periods where the Company has pre-tax income in excess of $20,000 and the Company is not indebted under the McKinley Revolving Loans and (ii) is entitled to payments in perpetuity equal to (a) $5,000 per month which payment is due only when monthly net sales exceeds $100,000, (b) $10,000 per month in any month in which net sales exceed $200,000, and (c) $20,000 per month in any month in which net sales exceed $1,000,000. The effect of this arrangement will be to increase our costs in perpetuity by the stated amounts. The Company entered into this type of arrangement because, at the time, these were the best terms that it was able to negotiate for such capital. When monthly net sales are less than $100,000, the $5,000 minimum payment accrues and is indicated on the balance sheet as “Related party fee payment payable”. During the year ended September 30, 2006, the Company paid $75,000 to Bateman under this arrangement.

On or about April 6, 2005, the Company received $100,000 in funding under the terms of an unsecured promissory note. The funds were lent to the Company by a single accredited lender, Dassity, Inc. Ms. Brenda Hall, a former director of the Company, is the president and an owner of Dassity, Inc. This loan bears interest at the rate of four percent per annum and the note was payable on demand at any time after the twelve month anniversary date of the note. The note and accrued interestwere repaid in full on April 5, 2005.

Security Ownership of Management and Certain Beneficial Owners

Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 26, 2007, for: (i) each person who is known by us to beneficially own more than five percent of the our common stock, (ii) each of our directors, (iii) our Named Executive Officer, and (iv) all directors and executive officers as a group. As of February 26, 2007, we had 10,259,000 shares of common stock outstanding.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Total	Position
Mathew Evans (2)	1,000	*	President, Treasurer & Secretary
Executive Officers and Directors as a Group (one persons)	1,000	*
Craig A. Davis	1,025,000	9.9%

Teresa Fackrell	996,000	9.7%
Bateman Dynasty, LC (3) 1065 W. 1150 S. Provo, Utah 84601	5,373,000	52.4%
Sales Team Automation, LLC (4) 1335 West 1650 North, Suite C Springville, Utah 84663	1,005,000	9.8%

* Less than 1%.

______________

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as our address.
(2)	These shares are owned by Mr. Evan’s spouse.
(3)

These shares are owned by Bateman Dynasty, LC, a private limited liability company owned by the Bateman Dynasty Trust, of which Brenda M. Hall is the trustee and Mr. Lynn Bateman’s grandchildren are the beneficiaries. Mr. Bateman is the sole manager of the Bateman Dynasty, LC which is deemed to have sole voting and dispositive powers with respect to these shares.

(4)	Of these shares, 1,000,000 are owned by Sales Team Automation, LLC and 5,000 of these shares are owned by an affiliate of Sales Team Automation, LLC.

Preferred Stock

We had outstanding 1,000,000 shares of Series A Convertible Preferred Stock. This stock was converted into common stock on a one-for-two basis in September, 2004.

We had outstanding 259,000 shares of Series B Convertible Preferred Stock. Between August 4, 2004 and December 31, 2005, all of these shares were converted into common stock. We currently have no shares of Series B Convertible Preferred Stock outstanding.

Changes in Control

We are not aware of any arrangements which may, at a subsequent date, result in a change in control of our company.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no securities authorized for issuance under equity compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated there under, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports. Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended September 30, 2006 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

Executive Compensation

The table below sets forth certain information concerning compensation we paid to our president (chief executive officer) and all other executive officers with annual compensation in excess of $100,000, determined for the year ended September 30, 2006 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Awards		Payouts
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Awards ($)	Stock Options/ SAR(#)	LTIP Payouts($)	All Other Compensation ($)
Craig Davis,	2004	96,000	---	---	---	---	---	---
President and Director	2005	96,000	---	---	---	---	---	---
	2006	96,000	---	---	---	---	---	---

(1) Does not include Mr. Matthew Evans who was appointed as the sole officer and director of the Company in October, 2006, after the end of the last fiscal year as further described below.

Compensation of Directors

We paid no cash fees or other consideration to our directors for service as directors during the last three fiscal years. We have made no agreements regarding future compensation of directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as members of the Board.

Employment Agreement

We terminated our employment agreement with Craig Davis in connection with his resignation as a director and officer of the Company and his retention as a consultant for the Company. We have executed an employment agreement with Mr. Evans which provides for employment for a six month term and a salary of $15,000 as payment for services during the six month period.

Indemnification for Securities Act Liabilities

Nevada law authorizes, and our Bylaws and Certificate of Incorporation provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on our compensation committee (or in a like capacity) or on the compensation committees of any other entity.

Termination of Arrangements with RxElite

In November 3, 2006, we entered into a letter of intent (the “LOI”) with RxElite Holdings Inc. (“RxElite”), Under the terms of the LOI, the Company and RxElite agreed to negotiate a definitive agreement pursuant to which we would acquire all of the issued and outstanding capital stock of RxElite in exchange for approximately 62,000,000 shares of common stock and warrants exercisable for approximately 13,850,000 shares of common stock. The Board and officers of RxElite would become the Board and officers of the Company and all of the assets of the Company would be distributed or spun-out.

On January 31, 2007, the LOI expired. The Company, after discussion with RxElite, elected not to renew the LOI. We are considering various alternatives. However, there are currently no arrangements, agreements or understandings with respect to any acquisition transaction and we may or may not pursue an acquisition strategy in the future.

THE BOARD HAS APPROVED AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

2.	Increase in Authorized Common Stock

General

On February 26, 2007, the Board of the Company adopted, subject to stockholder approval, the an amendment to the Company’s Articles of Incorporation (attached as Appendix A hereto) to increase the total authorized shares of the Company common stock from 50,000,000 shares to 150,000,000 shares, $.001 par value. No change is proposed with respect to the Company’s authorized preferred stock. As of February 26, 2007, no shares of preferred stock were issued or outstanding.

The increase in authorized shares of common stock is recommended by the Board in the event that additional shares of common stock are required in order to provide a sufficient reserve of such shares for possible future needs and growth of the Company. Such additional authorized shares would be available for issuance at the discretion of the Board without further stockholder approval (subject to certain provisions of state law) to take advantage of future opportunities for equity financing, to improve the Company’s capital structure, in connection with possible acquisitions, in connection with stock dividends or stock splits, and for other corporate purposes.

The Company’s management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of common or preferred stock to be authorized by the proposed amendment to the Articles. The Board does not intend to issue any common or preferred stock or securities convertible into common or preferred stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for a combination of the Company with another company), this proposal to amend the Articles is not in response to any effort of which the Company is aware to accumulate the Company’s stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

Proposal

At the Annual Meeting, stockholders will be asked to approve the amendment to the Articles of Incorporation to increase the total authorized common shares of the Company from 50,000,000 shares to 150,000,000 shares. Such approval will require the affirmative vote of a majority of the holders of Common Stock.

THE BOARD HAS APPROVED AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

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3.	Other Matters

Discretionary Authority

At the time of mailing of this proxy statement, the Board was not aware of any other matters, which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

The Company retained Jones Simkins, P.C. (“JS”) as its independent auditor. JS has acted as the Company’s independent auditor since 2001. The Company expects representatives of JS to be present at the Company’s 2007 Annual Meeting of Stockholders. JS will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of JSC will be available to respond to appropriate questions if called upon to do so.

Audit Fees

The aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2006 and 2005 were $19,296 and $14,084, respectively.

Audit Related Fees

The aggregate fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements, other than those previously reported above, for the fiscal years ended September 30, 2006 and 2005 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended September 30, 2006 and 2005 were $2038 and $746, respectively.

All Other Fees

The aggregate fees billed for products and services provided by the principal accountant, other than those previously reported above, for the fiscal years ended September 30, 2006 and 2005 were $0 and $0, respectively.

Audit Committee

The Company’s Board functions as its audit committee. It is the policy of the Company for all work performed by our principal accountant to be approved in advance by the Board. All of the services described above in this Item 14 were approved in advance by our Board. The Board considered whether the provision of the services described above (other than audit services) was compatible with maintaining the independence of JS.

Notice Requirements

Any stockholder who desires to have a proposal included in the Company’s proxy soliciting material relating to the Company’s 2008 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than December 15, 2007.

Annual Report

This Proxy Statement has been preceded or accompanied by an Annual Report. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company’s Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

By order of the Board of Directors,

By	/s/ Mathew Evans
Mathew Evans, Secretary

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate. biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Quest Group International, Inc.

2.	The articles have been amended as follows (provide article numbers, if available): Article Fourth of the Company's Articles of Incorporation is amended and restated in its entirety as attached.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4.	Effective date of filing (optional):______________________________________________ (must not be later than 90 days after the certifications is filed)

5.	Officer Signature (Required):_______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLE FOURTH

STOCK: The total number of shares of all classes which the Corporation is authorized to have outstanding is One Hundred Fifty-Five Million (155,000,000) shares of which stock One Hundred Fifty Million (150,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000) shall be voting common stock and of which Five Million (5,000,000) shares in the par value of $.001 each, amounting in the aggregate to Five Thousand Dollars ($5,000), shall be preferred stock.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series includes, but is not limited to, determination of the following:

1.	The number of shares constituting that series and the distinctive designation of that series;
2.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

5.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

6.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

A-2

APPENDIX B

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF

QUEST GROUP INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints Matthew Evans as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all voting shares of stock of Quest Group International, Inc. held of record by the undersigned on March 1, 2007, at the annual meeting of stockholders to be held on March 26, 2007, or any adjournment thereof.

1. Election of Nominee Director

☐ FOR Mathew Evans	☐ WITHHOLD AUTHORITY to vote for Mathew Evans

2. Proposal to approve an amendment to the Company’s Articles of Incorporation to increase the total authorized shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares, par value$.001.

☐ For☐ Against ☐ Abstain

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2007 Please mark, sign, date and return the proxy card promptly using the enclosed envelope or proxy cards may be sent by facsimile to the Company at (801) 765-1301.

_____________________________________________

(signature)

_____________________________________________

(signature if held jointly)

_____________________________________________

(print name of stockholder(s))